EXHIBIT 99.1

LDR HOLDING CORPORATION REPORTS THIRD QUARTER 2015 RESULTS

Third quarter revenue increased 9.5% year-over-year to $39.3 million or 14.2% constant currency

AUSTIN, Texas, November 4, 2015 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today reported its financial results for the third quarter ended September 30, 2015.
Third Quarter 2015 Revenue Highlights

•	Total revenue in the third quarter of 2015 increased 9.5% to $39.3 million, compared to $35.9 million in the third quarter of 2014. On a constant currency basis, total revenue grew 14.2%.

•
Revenue from exclusive technology products in the third quarter of 2015 grew 14.5% to $36.7 million, compared to $32.1 million in the third quarter of 2014. On a constant currency basis, exclusive technology products revenue grew 18.0%.

•	Revenue in the United States increased 15.0% to $32.3 million in the third quarter of 2015, compared to $28.1 million in the third quarter of 2014, and represented 82.2% of total revenue.

•
International revenue decreased 10.3% during the third quarter of 2015 to $7.0 million compared to $7.8 million in the third quarter of 2014. On a constant currency basis, international revenue increased 11.4%.

Revenue from sales of the Company’s exclusive cervical products grew 21.0%, or 25.2% on a constant currency basis, in the third quarter of 2015 to $27.5 million, compared with $22.8 million in the third quarter of 2014, due principally to the growth from sales of the Mobi-C® Cervical Disc. Revenue from LDR's exclusive lumbar products in the third quarter decreased 1.5%, or increased 0.5% on a constant currency basis, to $9.2 million, compared with $9.3 million in the third quarter of 2014.
The performance during the third quarter was driven by strong growth of Mobi-C and ROI-C®, supporting the effectiveness of the Company's strategy to gain market share in the cervical spine segment. The cross selling opportunity that Mobi-C provides to the ROI-C business is also contributing to the growth of the Company's exclusive cervical technology.
Christophe Lavigne, President and Chief Executive Officer of LDR, commented, “I am pleased by the demand for our exclusive cervical technology products during the third quarter of 2015, led by solid growth for Mobi-C. At the same time, seasonality was a factor on the year-over-year and sequential growth rates for the third quarter. This was evident in the United States as well as in our international markets, most notably with our international traditional technology products. We are maintaining our revenue guidance for the full year 2015, which was previously increased on our second quarter conference call.”
Gross profit for the third quarter of 2015 was $33.2 million and gross margin was 84.5%, compared to gross profit of $29.4 million and gross margin of 82.0% for the third quarter of 2014. The improvement in gross margin is due to geographic mix, royalties and inventory reserves, offset by increased freight charges.
Net loss for the third quarter of 2015 was $2.1 million, or $0.07 per share, compared to a net loss of $2.0 million, or $0.08 per share, for the same quarter a year ago.

Adjusted EBITDA for the third quarter of 2015 was $(1.6) million compared to adjusted EBITDA of $243,000 for the third quarter of 2014.
Mr. Lavigne added, “We recently received FDA approval for an updated labeling of Mobi-C to include five-year clinical results, allowing LDR to market Mobi-C with a superiority claim to fusion through five years. We believe this unique five-year superiority claim, a first in the spine industry, adds to the growing weight of clinical evidence supporting cervical disc replacement and further solidifies the competitive advantage of Mobi-C, the only FDA-approved two-level cervical disc replacement solution in the marketplace. We believe we are in the early stages of the adoption of cervical disc replacement in the U.S. market with significant opportunity for additional expansion and a strong competitive advantage in Mobi-C. With this updated five-year labeling and our commitment to investing in sales, marketing, physician education and reimbursement, we are strategically positioned to continue to capitalize on our ‘first mover’ advantage.”
Balance Sheet and Liquidity
As of September 30, 2015, LDR had $123.5 million in cash and cash equivalents, $156.4 million in working capital (including cash and cash equivalents) and $2.0 million in debt.
2015 Guidance
Based on LDR’s results for the quarter ended September 30, 2015, the Company is reaffirming its expected revenue growth for the full year 2015 to be in the range of 19.0% to 20.0%, before any foreign exchange impact. This implies revenues, before any foreign exchange impact, in the range of approximately $168.1 million to $169.5 million for the full year 2015 or $161 million to $163.9 million, on a reported basis. Based on current foreign exchange rates, changes in foreign exchange rates are expected to negatively impact 2015 revenue by 4.0% to 5.0%.
Conference Call
LDR Holding Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss its third quarter 2015 financial results. The conference call will be available to interested parties through a live audio webcast available through LDR’s website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
For those who are not available to listen to the live webcast, the webcast replay will be archived for 12 months on LDR’s website.
Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, LDR’s market opportunities, growth, future revenues, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR’s Risk Factors disclosure in its Annual Report on Form 10-K, filed on February 20, 2015, and in LDR’s other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.
About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR’s primary products are based on its exclusive Mobi® non-fusion and VerteBRIDGE® fusion technology platforms and are designed for applications in the cervical and lumbar spine. These technologies are designed to enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. In August 2013, LDR received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses certain non-GAAP financial measures, such as Adjusted EBITDA and revenue on a constant currency basis, in this press release and accompanying tables.
Management defines EBITDA as net income (loss) plus interest (income) expense, net, income tax expense and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus stock-based compensation expense and other interest (expense), net. The Company presents Adjusted EBITDA because management believes it is a useful indicator of operating performance. LDR’s management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to LDR. Management also uses Adjusted EBITDA for planning purposes, including the preparation of the annual operating budget and financial projections.
Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of the Company’s liquidity or operating performance prepared in accordance with GAAP and is not indicative of operating income (loss) from operations as determined under GAAP. Adjusted EBITDA has limitations that should be considered before using this measure to evaluate the Company’s liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review LDR’s operating results and liquidity requirements. Management’s definition and calculation of Adjusted EBITDA may differ from that of other companies.
Management calculates revenue on a constant currency basis by using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is referred to as the foreign exchange impact on revenue. Management uses revenue on a constant currency basis to improve comparability between periods as though fluctuations from changes in foreign currency did not exist.
Revenue on a constant currency basis should not be considered in isolation or as a substitute for revenue prepared in accordance with GAAP as it is not indicative of revenue as determined under GAAP. Management’s calculation of revenue on a constant currency basis may differ from that of other companies.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table later in this release immediately following the condensed consolidated statements of cash flows.

Contacts
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Matthew Norman
Director, Investor Relations
LDR Holding Corporation
(512) 344-3408

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2015	December 31, 2014
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$123,511	$73,883
Accounts receivable, net	26,367	26,484
Inventory, net	27,788	24,996
Other current assets	6,525	4,864
Prepaid expenses	1,481	1,419
Deferred tax asset, current	278	296
Total current assets	185,950	131,942
Property and equipment, net	20,798	19,025
Goodwill	6,621	6,621
Intangible assets, net	3,683	3,858
Deferred tax assets	5,470	192
Other assets	544	171
Total assets	$223,066	$161,809
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,912	$8,302
Accrued expenses	19,514	19,366
Short-term financing	479	4,343
Current portion of long-term debt	689	1,009
Total current liabilities	29,594	33,020
Line of credit, net of discount	—	18,166
Long-term debt, net of discount and current portion	832	1,422
Deferred tax liabilities	685	740
Other long-term liabilities	780	760
Total liabilities	31,891	54,108
Commitments and contingencies
Stockholders' equity:
Common stock	29	27
Treasury stock at cost	(8)	(8)
Additional paid-in capital	302,971	205,920
Accumulated other comprehensive loss	(5,982)	(3,500)
Accumulated deficit	(105,835)	(94,738)
Total stockholders' equity	191,175	107,701
Total liabilities and stockholders' equity	$223,066	$161,809

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue	$39,294	$35,901	$119,918	$101,721
Cost of goods sold	6,086	6,462	19,354	17,575
Gross profit	33,208	29,439	100,564	84,146
Operating expenses:
Research and development	2,704	2,831	8,523	9,309
Sales and marketing	25,895	21,610	79,691	61,238
General and administrative	9,873	7,238	27,953	20,653
Total operating expenses	38,472	31,679	116,167	91,200
Operating loss	(5,264)	(2,240)	(15,603)	(7,054)
Other operating income (expense):
Other income (expense)	(1,100)	1,366	855	1,403
Interest income	9	2	12	21
Interest expense	(123)	(211)	(492)	(719)
Total other income (expense), net	(1,214)	1,157	375	705
Loss before income taxes	(6,478)	(1,083)	(15,228)	(6,349)
Income tax expense	4,390	(936)	4,131	(1,497)
Net loss	(2,088)	(2,019)	(11,097)	(7,846)
Other comprehensive loss:
Foreign currency translation	478	(2,160)	(2,482)	(2,404)
Comprehensive loss	$(1,610)	$(4,179)	$(13,579)	$(10,250)
Net loss per common share:
Basic and diluted	$(0.07)	$(0.08)	$(0.41)	$(0.31)
Weighted average number of shares outstanding:
Basic and diluted	28,064,850	26,011,393	27,244,496	25,005,434

LDR HOLDING CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating activities:
Net loss	$(2,088)	$(2,019)	$(11,097)	$(7,846)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	653	120	1,124	470
Provision for excess and obsolete inventories	459	561	1,203	957
Depreciation and amortization	1,628	1,226	4,635	3,349
Stock-based compensation	2,075	1,257	7,273	3,640
Amortization of debt issuance costs	4	4	12	14
Deferred income tax expense	(4,740)	9	(5,277)	174
Loss on disposal of assets	78	48	125	199
Unrealized foreign currency gains	1,087	(1,458)	(301)	(1,207)
Changes in operating assets and liabilities:
Cash restricted for line of credit agreement	—	—	—	2,000
Accounts receivable	(431)	(986)	(1,744)	(2,258)
Prepaid expenses and other current assets	(1,517)	(841)	(1,901)	(1,792)
Inventory	(216)	(1,560)	(5,316)	(7,814)
Other assets	—	4	(370)	(24)
Accounts payable	(513)	(1,399)	624	410
Accrued expenses	1,621	3,843	(574)	4,549
Other long-term liabilities	—	—	200	—
Net cash used in operating activities	(1,900)	(1,191)	(11,384)	(5,179)
Investing activities:
Proceeds from sale of property and equipment	12	3	60	15
Purchase of intangible assets	(204)	(154)	(629)	(565)
Purchase of property and equipment	(2,451)	(2,059)	(6,226)	(4,892)
Net cash used in investing activities	(2,643)	(2,210)	(6,795)	(5,442)

LDR HOLDING CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued) (in thousands) (Unaudited)

Financing activities:
Proceeds from issuance of common stock in public offering	92,000	—	92,000	36,628
Stock issuance costs	(5,131)	(8)	(5,131)	(2,640)
Exercise of stock options	260	445	2,374	968
Proceeds from issuance of stock under Employee Stock Purchase Plan	—	—	775	1,761
Proceeds from Employee Stock Purchase Plan	522	209	697	281
Purchase of treasury stock	—	—	—	(8)
Payments on capital leases	(4)	(9)	(12)	(33)
Payments on line of credit	(18,166)	—	(18,166)	—
Net proceeds (payments) on short-term financings	(3,777)	2,100	(3,678)	1,589
Proceeds from long-term debt	—	—	96	—
Payments on long-term debt	(273)	(461)	(801)	(1,405)
Net cash provided by financing activities	65,431	2,276	68,154	37,141
Effect of exchange rate on cash	13	(122)	(347)	(162)
Net change in cash and cash equivalents	60,901	(1,247)	49,628	26,358
Cash and cash equivalents, beginning of period	62,610	84,283	73,883	56,678
Cash and cash equivalents, end of period	$123,511	$83,036	$123,511	$83,036

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except margin percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(2,088)	$(2,019)	$(11,097)	$(7,846)
Interest (income) expense, net	114	209	480	698
Income tax (benefit) expense	(4,390)	936	(4,131)	1,497
Depreciation and amortization	1,628	1,226	4,635	3,349
EBITDA	(4,736)	352	(10,113)	(2,302)
Stock-based compensation	2,075	1,257	7,273	3,640
Other (income) expense, net	1,100	(1,366)	(855)	(1,403)
Non-GAAP adjusted EBITDA	$(1,561)	$243	$(3,695)	$(65)
Non-GAAP adjusted EBITDA margin	(4.0)%	0.7%	(3.1)%	(0.1)%

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE ON A CONSTANT CURRENCY BASIS
(in thousands)
(Unaudited)

	Three Months Ended September 30,
	GAAP	Foreign Exchange Impact on International Revenue	Non-GAAP Revenue on a Constant Currency Basis (1)	GAAP	2015 on a Constant Currency Basis / 2014
	2015	2015	2015	2014	$	%
Revenue in the United States	$32,285	$—	$32,285	$28,084	$4,201	15.0%
International revenue	7,009	1,699	8,708	7,817	891	11.4
Total revenue	$39,294	$1,699	$40,993	$35,901	$5,092	14.2

Exclusive cervical products	$27,548	$945	$28,493	$22,759	$5,734	25.2%
Exclusive lumbar products	9,201	189	9,390	9,341	49	0.5
Exclusive technology products	36,749	1,134	37,883	32,100	5,783	18.0
Traditional fusion products	2,545	565	3,110	3,801	(691)	(18.2)
Total revenue	$39,294	$1,699	$40,993	$35,901	$5,092	14.2

	Nine Months Ended September 30,
	GAAP	Foreign Exchange Impact on International Revenue	Non-GAAP Revenue on a Constant Currency Basis (1)	GAAP	2015 on a Constant Currency Basis / 2014
	2015	2015	2015	2014	$	%
Revenue in the United States	$96,898	$—	$96,898	$77,587	$19,311	24.9%
International revenue	23,020	5,505	28,525	24,134	4,391	18.2
Total revenue	$119,918	$5,505	$125,423	$101,721	$23,702	23.3

Exclusive cervical products	$82,664	$2,791	$85,455	$61,529	$23,926	38.9%
Exclusive lumbar products	28,218	724	28,942	27,638	1,304	4.7
Exclusive technology products	110,882	3,515	114,397	89,167	25,230	28.3
Traditional fusion products	9,036	1,990	11,026	12,554	(1,528)	(12.2)
Total revenue	$119,918	$5,505	$125,423	$101,721	$23,702	23.3

__________

(1)
Revenue on a constant currency basis is calculated using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as foreign exchange impact in the table above.